Exhibit 10.11
                       FEE AGREEMENT FOR DIRECTOR SERVICES



     This FEE AGREEMENT FOR ADVISORY SERVICES ("Agreement") is made by and between Leonard J. Roman (the "Advisor") and Net Holdings.Com, Inc., a Nevada corporation (the "Company").

     WHEREAS, the Company acknowledges that Advisor's talents and services are of a special, unique, unusual and extraordinary character and are of particular and peculiar benefit and importance to the Company; and,

     WHEREAS, the Company wishes to retain the services of Advisor and,

     WHEREAS, Advisor is willing to provide his services to the Company subject to the Company's agreement to provide the compensation and assurances set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is expressly acknowledged by the parties hereto, the parties agree as follows:

1.  Advisor's Services

    Effective the date below, and for the term of this Agreement, Advisor will provide services to the Company and, as a Advisor, will make himself available to the Company for at least One (1) week per month not to exceed Forty (40) hours in the aggregate.

2.  Term of Agreement

    Advisor's services as a Advisor shall be available to the Company from the Effective Date to and including December 31, 2002.

3.  Place of Services

    Advisor's services will be performed at the Company's facilities in Irvine, California, and such other places that are appropriate and are mutually agreed to by Advisor and the Company.

4.  Compensation

    The Company will pay Advisor a fee of Three Thousand Dollars ($3,000) per month (the "Advisor Fee"). The Advisor Fee shall be payable on the 2st day of each month in advance, beginning upon execution hereof.

5.  Reimbursement of Expenses

    The Company will reimburse Advisor for all authorized expenses incurred by Advisor required in connection with Advisor's services provided under this Agreement. Advisor's time actually spent in transit shall be considered working time. Reimbursement of expenses shall be made on the basis of itemized statements submitted by Advisor and including, whenever possible, actual bills, receipts or other evidence of expenditures.




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6.  Advisor an Independent Contractor

    Advisor is furnishing his services as a Advisor as an independent contractor and not as an employee of the Company or of any company affiliated with the Company. Advisor has no power or authority to act for, represent any company affiliated with the Company in any manner. Advisor is not entitled to any medical coverage, life insurance, participation in the Company's savings plan, or other benefits afforded to the Company's regular employees, or those of the Company's affiliated companies. If the Company or any of its affiliated companies is required to pay or withhold any taxes or make any other payment with respect to fees payable to Advisor, Advisor will reimburse the Company or the affiliated company in full for taxes paid, and permit the Company to make deductions for taxes required to be withheld from any sum due Advisor.

7.  Confidentiality

    Advisor will not at any time during or after its retention of service by the Company, directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever any information concerning any matter affecting or relating to the Company or the business of the Company. While engaged as a Advisor to the Company, the Advisor may only use information concerning any matters affecting or relating to the Company or the business of the Company for a purpose which is necessary to the carrying out of the Advisor's duties as a Advisor to the Company.

8.  Business Opportunities, Patentable Devices, Etc.

    Advisor will make full and prompt written disclosure to the Company or its nominee of:

    (a) Any business opportunity of which it becomes aware and which relates to the business of the Company or its subsidiaries; and,

    (b) Any patentable device, apparatus, method, process or improvement which it may invent or discover, either solely or jointly with any other person or persons, resulting from or in the course of any work done by Advisor within the scope of this Agreement for the Company, or relating to the work or duties Advisor has retained or assigned to perform or actually does perform for the Company, or relating to any phase of the Company's business or fields of interest in each case whether or not such patentable device, apparatus, method, process or improvement is:

         (i)    related to the project to which he is so assigned;

         (ii) made with a contribution by the Company or the use of the Company or the Company-held facilities, equipment, materials, allocated funds, proprietary information, or services of the Company's employees or associated persons;

         (iii)  Made during hours.



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9.  Inside Information

    In the course of the performance of Advisor's duties, it is expected that Advisor will receive information which is considered material inside information within the meaning and intent of the Company's Rules and Regulations. Advisor will not disclose this information to others except as authorized by the Company and will not use this information directly or indirectly for Advisor or as a basis for advice to any other party concerning any decision to buy, sell, or otherwise deal in the Company's securities or those of any of its affiliated companies without the express written authorize of the Company.

10. Termination

    Either party may terminate this Agreement upon thirty (30) days notice by registered or certified mail, return receipt requested, addressed to the other party. If this Agreement is terminated by either party, the Company shall only be liable for payment of consulting fees earned as a result of work actually performed prior to the effective date of the termination. The thirty (30) days notice shall be measured from the date the notice is posted.

11. Remedies; Survival of Representations and Covenants

    Without limiting the rights of the Company to pursue all other legal and equitable rights available to them for any violation of the covenants of Advisor herein, it is agreed that: (a) the services to be rendered by Advisor under this Agreement are of a special, unique, unusual and extraordinary character which gives them a peculiar value, and the loss of such services cannot be reasonably and adequately compensated in damages in an action at law, and (b) remedies other than injunctive relief cannot fully compensate the Company for violation of paragraphs 8 and 9 of this
    Agreement: accordingly, the Company shall be entitled to injunctive relief to prevent violations of such paragraphs or continuing violations thereof. All of Advisor's covenants in and obligations under paragraph 8 and 9 of this Agreement shall continue in effect notwithstanding any termination of Advisor's employment, whether by the Company or by Advisor, upon expiration or otherwise, and whether or not pursuant to the terms of this agreement.

12. Successors and Assigns: Parties in Interest

    This Agreement shall be binding upon the Company, its successors and assigns and upon Advisor, his heirs, executors and administrators.

13. Notices

    Notices contemplated by this Agreement shall be in writing and shall be deemed given when delivered in person or mailed registered first class mail postage prepaid, at the following addresses:

    To the Advisor:                 Leonard J. Roman
                                    4695 MacArthur Court, Suite 1450
                                    Newport Beach, CA 92660

                                    Telephone:    (949) 833-2094
                                    Facsimile:    (949) 833-7854



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    To the Company:                 Net Holdings.Com, Inc.
                                    2929 Maryland Parkway
                                    Las Vegas, NV. 89109
                                    Telephone:    (702) 699-5400
                                    Facsimile:    (702) 699-5462

14. Integration

    This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein, supercedes all prior negotiations and agreements, both oral and written, between the parties and cannot be amended, supplemented or modified except by an instrument in writing signed by all parties.

15. Headings

    The headings of this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

16. Modification

    If, in any action before any court of agency legally empowered to enforce such covenants, any term, restriction, covenant or promise contained herein is found to be unreasonable, unlawful or otherwise invalid and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court of agency.

17. Governing Law

    This Agreement is subject to and shall be interpreted in accordance with the laws of the state of California.

    IN WITNESS WHEREOF, the parties have executed this Agreement in multiple counterparts, each of which, when executed by Advisor and the Company will constitute and be an original Agreement between Advisor and the Company effective as of April 1, 2000.

                                "Advisor"
                                 Leonard J. Roman


                                 /s/ Leonard J. Roman


                                 "Company"
                                  Net Holdings.Com, Inc.


                                  By: /s/ Steven B. Mortensen
                                      Name Steven B. Mortensen  Title President





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